As filed with the Securities and Exchange Commission on April 1, 2003

                                                  Registration No. 333-______

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KeySpan Corporation                 New York                       11-3431358

(Exact Name of Registrant as  (State or Other Jurisdiction of  (I.R.S. Employer
  Specified in its Charter)   Incorporation or Organization)    Identificaiton
                                                                    Number)
                           ---------------------------
                           Steven L. Zelkowitz, Esq.
                One MetroTech Center, Brooklyn, New York 11201
             175 East Old Country Road, Hicksville, New York 11801
                           (718) 403-1000 (Brooklyn)
                          (516) 755-6650 (Hicksville)
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

                                   Copy to:
                          William R. Dougherty, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954

                           --------------------------

         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective as determined by market conditions.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-82230
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE
                             (See following page)

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

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                                 Proposed Maximum
Title of Each Class            Aggregate Offering  Proposed Maximum   Amount of
 of Securities to  Amount to be   Price Per     Aggregate Offering Registration
 be Registered     Registered     Security (1)     Price (2)(3)(4)      Fee
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Senior Debt
Securities
of KeySpan
Corporation (4) $25,000,000                        $25,000,000        $2,023
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(1)      The Proposed Maximum Aggregate Offering Price Per Security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(2) The Proposed Maximum Aggregate Offering Price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and reflects the maximum offering price of securities issued, rather than the principal amount of securities that may be issued at a discount, and shall not exceed $25,000,000 or the equivalent thereof, based on the exchange rate on the applicable offering date, in one or more currencies or currency units identified by the Registrant at the time of offering.
(3)      Excluding accrued interest, distributions and dividends, if any.
(4) An indeterminate number of senior debt securities of KeySpan Corporation are covered by this registration statement.

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


                               EXPLANATORY NOTE


         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 333-82230) filed by KeySpan Corporation with the Securities and Exchange Commission are incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, KeySpan Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on this 1st day of April, 2003.

                                            KEYSPAN CORPORATION
                                            Issuer of Securities
                                            (Registrant)

                                            By:/s/ Gerald Luterman
                                               ------------------------
                                            Gerald Luterman
                                            Chief Financial Officer and
                                               Executive Vice-President
                                            (Principal Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                                                                    Date:

                            *                                 April 1, 2003
-----------------------------------------------------------

Robert B. Catell
Chief Executive Officer and Director
(Principal Executive Officer)


/s/ Gerald Luterman                                           April 1, 2003
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Gerald Luterman
Chief Financial Officer and Executive Vice-President
(Principal Financial Officer)


/s/ Theresa Balog                                             April 1, 2003
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Theresa Balog
Vice President and Controller
(Controller)


                            *                                 April 1, 2003
-----------------------------------------------------------

Andrea S. Christensen
Director

                            *                                 April 1, 2003
-----------------------------------------------------------

Donald H. Elliott
Director


                            *                                 April 1, 2003
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J. Atwood Ives
Director


                            *
                                                              April 1, 2003
-----------------------------------------------------------

James R. Jones
Director


                            *                                 April 1, 2003
-----------------------------------------------------------

James L. Larocca
Director


                            *                                 April 1, 2003
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Stephen W. McKessy
Director

                            *                                 April 1, 2003
-----------------------------------------------------------

Edward Travaglianti
Director


*By:  /s/ Michael Taunton
      ----------------------------------------------------    April 1, 2003
      Michael Taunton, as Attorney-in-Fact

                                   EXHIBIT INDEX

5.1 Opinion of Simpson Thacher & Bartlett as to the validity of the senior debt securities
8.1 Opinion of Simpson Thacher & Bartlett regarding certain tax matters (filed as Exhibit 8.1 to KeySpan Corporation's registration statement on Form S-3 (file no. 333-82230) on February 6, 2002 and incorporated herein by reference)
23.1   Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)
23.2   Consent of Deloitte & Touche LLP
23.3   Consent of Simpson Thacher & Bartlett
24.1   Powers of Attorney